UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2008

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b)

On February 28, 2008, Arthur L. Shoener, the President and Chief Operating Officer of Kansas City Southern ("KCS" or the "Company"), resigned from the KCS Board of Directors. Mr. Shoener resigned to allow KCS to increase the number of independent directors on the Board without increasing the size of the Board.

On February 29, 2008, Richard M. Zuza left the Company's employment as its Senior Vice President – International Purchasing and Materials.

5.02(d)

On February 28, 2008, the Board of Directors of KCS unanimously elected Henry R. Davis to serve as an independent director in the class expiring at the next Annual Meeting. In connection with Mr. Davis's election, he will participate in the Company's previously disclosed compensation program for its non-employee directors and has been awarded an equity grant of KCS common stock pursuant thereto. Mr. Davis has been nominated by the Board for re-election by the stockholders at the next Annual Meeting.

At the time of election and of this disclosure, the committees of the Board to which Mr. Davis may be named, and the other information needed to complete Item 5.02(d)(3) of this Report has not been determined and will be provided when available by an appropriate amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

March 4, 2008	By:	/s/ Patrick J. Ottensmeyer

Name: Patrick J. Ottensmeyer
Title: Executive Vice President and Chief Financial Officer